Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements  on Form S-8 (N0. 333-12543, 333-127206, 333-159805, and 333-186085), of BFC Financial Corporation of our report dated March 16, 2015, relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 15, 2016